SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 6, 2000




                                 VOICENET, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                     333-12979                   13-3896031
(State of incorporation)      (Commission File Number)         (IRS Employer
                                                            Identification No.)


                                1040 First Avenue
                                    Suite 101
                            New York, New York 10022
                    (Address of principal executive offices)


                                 (212) 642-5476
                           (Issuer's telephone number)

ITEM 5.  OTHER EVENTS.

On March 6, 2000 the Board of Directors of Voicenet, Inc. ("Voicenet") declared a two for one stock split in the form of a dividend. The record date will be March 17th, and thereafter on or about April 7th the transfer agent will mail certificates representing one share for each share held on the record date. Following the effective date of the split the company will have approximately
9.83 million shares of common stock outstanding.

In addition, the Board of Voicenet and the majority shareholder, Voicenet (Aust.), Ltd. acting by written consent has approved an increase in the company's authorized common shares to 50,000,000 from the currently authorized 10,000,000 common shares.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)   Exhibits.

The following are filed as exhibits to this Current Report on Form 8-K:



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated March 10, 2000
                                             VOICENET, INC.

                                             By: /s/ Howard J. Messer
                                                 ------------------------------
                                                 Name: Howard J. Messer
                                                 Title: Chief Financial Officer


                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

99.1              Press Release dated March 6, 2000.

99.2              Certificate of Amendment to Certificate of Incorporation.

Exhibit 99.1
------------



FOR IMMEDIATE RELEASE

Contact:
Howard J. Messer
CFO
973-809-9445


                          Voicenet Splits Stock 2 for 1
                          -----------------------------

New York, New York--March 6, 2000--Voicenet, Inc. (OTCBB:VNET) today announced that its board of directors has declared a two for one stock split in the form of a dividend. The record date will be March 17th, and thereafter on or about April 7th the transfer agent will mail certificates representing one share for each share held on the record date. Following the effective date of the split the company will have approximately 9.83 million shares of common stock outstanding.

In addition, the Board of Voicenet and the majority shareholder, Voicenet (Aust.), Ltd. acting by written consent has approved an increase in the company's authorized common shares to 50,000,000 from the currently authorized 10,000,000 common shares.

Frank Carr, Chairman of the company stated: " The increase in the authorized shares is considered an important step in the company's long term strategy of seeking growth through not only the development and commercialization of our unique technology, but also in continually reviewing opportunities that arise with respect to growing via acquisition of other entities whose technologies are leading edge. Our Board and management have taken the above actions focusing on our long term commitment of enhancing shareholder value."

                    #        #        #        #        #

This press release contains forward-looking statements which are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals and similar expressions including without limitation such words as "expects","believes", "seeks" and "anticipates", reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products and technologies, and other factors.The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Exhibit 99.2
------------


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 VOICENET, INC.

         Voicenet,  Inc., a  corporation  organized  and  existing  under and by
virtue  of  the  General   Corporation   Law  of  the  State  of  Delaware  (the
"Corporation"), does hereby certify as follows:

         FIRST: That Article FOURTH of the Certificate of Amendment of the Certificate of Incorporation of the Corporation be amended by striking Article FOURTH in its entirety and replacing therefor:

                    FOURTH:  The  Corporation  is  authorized  to
               issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of all classes of stock which the Corporation is authorized to issue is Fifty-One Million (51,000,000) shares, $.01 par value, which shall consist of 50,000,000 shares of common stock and 1,000,000 shares of preferred stock."

         SECOND: By written consent dated March 2, 2000, given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, the holder(s) of a majority of the outstanding shares of stock of the Corporation have approved the adoption of the aforesaid resolution.

         THIRD:   That  this   Certificate   of  Amendment  of   Certificate  of
Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be signed by its Chief Executive Officer this 2nd day of March 2000.

                                             VOICENET, INC.


                                             By: /s/ Frank Carr
                                                 ------------------------
                                                 Frank Carr
                                                 Chief Executive Officer